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                                  EXHIBIT 99.2

                         STERLING FINANCIAL CORPORATION
        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AUTHORIZATION CARD


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                                                                    EXHIBIT 99.2


                               STERLING FINANCIAL
                                   CORPORATION

        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AUTHORIZATION CARD


I hereby elect to participate in the Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the Plan), under the terms of which all cash dividends payable on shares registered in my name and held for my account under the Plan will be paid to Bank of Lancaster County, N.A. (the Plan Agent), which will apply these funds, together with any voluntary cash contributions, toward the purchase of shares of Sterling Financial Corporation common stock in accordance with the terms of the Plan. This authorization card must be received by the Plan Agent at least five (5) business days before a dividend record date in order for your participation in the Plan to commence with the payment of that dividend (see Question 6 in the Prospectus relating to the Plan).

I acknowledge that I have received a copy of the Prospectus relating to the Plan. I understand that participation in the Plan is strictly voluntary and that I may revoke this authorization at any time by notifying the Plan Agent in writing of my desire to terminate my participation in the Plan.

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
   PLEASE PRINT THE FOLLOWING INFORMATION:                       Date:
                                                                       ----------------------------------

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            Name of Shareholder                                           Signature of Shareholder


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            Name of Shareholder                                           Signature of Shareholder

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              Street Address                                     Please sign exactly as name appears on
                                                                 stock certificate.
                                                                 All joint owners must sign.
-----------------------------------------------                  After completion, this card should be
     City              State          Zip                        sent to:
                                                                        STERLING FINANCIAL CORPORATION
-----------------------------------------------                         DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
    (    )                                                              C/O BANK OF LANCASTER COUNTY, N.A.
------------------------------------------------                        101 NORTH POINTE BOULEVARD
           (Daytime Telephone Number)                                   LANCASTER, PA 17601-4133
             THIS IS NOT A PROXY
        (See reverse for voluntary cash
           contribution information)
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In addition to the completion of this authorization card, I hereby wish to enclose a voluntary cash contribution to the Plan in the amount of
$_____________ for the purchase of additional shares of Sterling Financial
Corporation common stock.

Please Note: Cash contributions in any amount from $50.00 to $2,500.00 per quarter may be made to the Plan at the time of your enrollment. Your authorization card and payment must be received by the Plan Agent AT LEAST FIVE
(5) BUSINESS DAYS BEFORE A DIVIDEND RECORD DATE in order for your cash contribution to be invested along with the dividend payable on that dividend payment date (see Question No. 18 in the Prospectus relating to the Plan). Interest will not be paid on cash payments prior to investment. The Plan Agent will return any cash contribution received less than five (5) business days before a dividend record date or more than 30 days before such dividend payment date. It is anticipated that dividends will be paid on or about the first business day of January, April, July, and October of each year and that the corresponding record dates will be on or about the fifteenth day of December, March, June and September of each year.

Please be sure all information has been completed on the reverse side of this form and that your signature(s) appear where necessary. This form should be sent to Bank of Lancaster County, N.A., as Plan Agent, using the following address:

                         Sterling Financial Corporation
                  Dividend Reinvestment and Stock Purchase Plan
                       c/o Bank of Lancaster County, N.A.
                           101 North Pointe Boulevard
                            Lancaster, PA 17601-4133